American Midstream Announces Drop-down Plan from ArcLight Capital Partners
Partnership Has Line-of-Sight to Approximately $1 Billion of Fee-based Growth Through 2017 and Intends to Resume Distribution Increases in Conjunction with First Drop Down

DENVER, CO – August 10, 2015 – American Midstream Partners, LP (NYSE: AMID) (“Partnership”) today announced the intention of an affiliate of ArcLight Capital Partners, LLC (“ArcLight”), which controls the general partner of the Partnership, to drop down 25 percent of ArcLight’s 51.7 percent controlling interest in Delta House, a fee-based, semi-submersible floating production system (FPS) and associated oil and gas export pipelines in the deepwater Gulf of Mexico.

Delta House was financed in December 2012 by an equity consortium led by ArcLight and commenced operations in the second quarter of 2015, at which point ArcLight and American Midstream began formal discussions regarding the proposed drop down. American Midstream executives worked with ArcLight to source and execute the Delta House project, which complements American Midstream’s strategic focus on the eastern Gulf of Mexico where the Partnership is pursuing additional, related opportunities.

American Midstream and ArcLight anticipate closing the drop-down transaction before year-end 2015 at a purchase price of $162 million. ArcLight’s remaining interest in Delta House is potentially available for future drop-down transactions depending on market conditions and other factors. Total acquisition consideration for the transaction equates to an Adjusted EBITDA multiple of approximately five times for the next twelve months and full-year 2016. At its current unit price, the Partnership anticipates financing the transaction without accessing the public equity markets.

A conflicts committee of the board of directors of the general partner of the Partnership (the “Conflicts Committee”), composed of independent directors, as well as the full board of directors of the general partner, unanimously approved the transaction subject to financing and other customary closing conditions.

“The drop down of an initial interest in Delta House will complement our existing eastern Gulf of Mexico operations and further expand our footprint into the operating core of the Mississippi Canyon, one of the most prolific regions of the Gulf of Mexico,” stated Steve Bergstrom, Executive Chairman, President and Chief Executive Officer. “Delta House is a world-class offshore production handling facility developed by ArcLight and LLOG Exploration, a leading private deepwater exploration company in the Gulf of Mexico, as well as a consortium of exploration companies and other investors. Acquiring the interest in Delta House will increase our size and scale through incremental fee-based cash flows supported by long-term contracts and life-of-lease dedication. We expect the drop down to be completed at a multiple that results in immediate accretion and we intend to recommend to the board the resumption of annualized distribution increases of approximately five percent upon closing the drop down.

“With our existing portfolio of organic growth projects, combined with the potential future drop down of a 50 percent interest in Republic Midstream and the potential future drop down of ArcLight’s remaining interest in Delta House, we now have line-of-sight to approximately $1 billion of fee-based growth through 2017, which positions us to deliver long-term, sustainable distribution growth to our unitholders,” continued Mr. Bergstrom.

“We have long viewed the Delta House project as complementary to American Midstream and a cornerstone asset in a prolific producing region with significant asset consolidation and development potential,” said Dan Revers,

ArcLight’s Managing Partner. “The proposed drop-down transaction is a testament to our strong and continuing support for American Midstream, and underscores the highly collaborative nature of the working relationship between American Midstream and its sponsor. Looking ahead, we are working with the American Midstream team on additional opportunities that we believe will drive incremental long-term growth for the Partnership.”

Delta House Floating Production System

Delta House is operated by LLOG Exploration Offshore, L.L.C. and is located in the Mississippi Canyon region of the deepwater Gulf of Mexico, with nameplate processing capacity of 80,000 barrels of oil per day (Bbl/d) and 200 million cubic feet of gas per day (MMcf/d), and peak processing capacity of 100,000 Bbl/d and 240 MMcf/d, respectively. Cash flows for Delta House are supported by a 100 percent, volumetric-tiered fee-based tariff structure with ship-or-pay components and life-of-lease dedications. The tiered-fee structure of Delta House incentivizes front-end loaded volumes from producer customers, with production supported by tolling agreements with various producers. Delta House commenced operations in April 2015 and currently has six wells online with eight wells scheduled to be online by the end of 2015. Additional wells are in various stages of drilling and completion and are anticipated to be connected to the FPS in 2016 and beyond, and as a result, the FPS is expected to operate at approximately nameplate capacity for a minimum of four years.

Benefits of Delta House Drop Down

•
Enhanced financial strength – contributes incremental fee-based Adjusted EBITDA, improves financial leverage, and increases distribution coverage while providing financial flexibility to pursue and fund growth opportunities

•
Path to sustainable distribution growth – provides further visibility on multi-year potential drop-down portfolio expected to be accretive; as a result, management intends to recommend annualized distribution increases of approximately five percent upon closing the first drop down

•
Diversification of assets – expands the Partnership into one of the most prolific deepwater oil and gas regions of the Gulf of Mexico and complements the Partnership’s existing assets in and strategic focus on the eastern Gulf of Mexico

Advisors

Evercore Partners served as exclusive financial advisor to the Conflicts Committee and provided a fairness opinion for the drop-down transaction. Thomson & Knight LLP served as legal counsel to the Conflicts Committee. BofA Merrill Lynch served as exclusive financial advisor and Latham & Watkins LLP served as legal counsel to ArcLight.

About American Midstream Partners, LP

Denver-based American Midstream Partners, LP is a growth-oriented limited partnership formed to own, operate, develop and acquire a diversified portfolio of midstream energy assets. The Partnership provides midstream services in Texas, North Dakota, and the Gulf Coast and Southeast regions of the United States. For more information about American Midstream Partners, LP, visit www.americanmidstream.com.

Investor Contact
Allysa Howell, (303) 942-2359
AHowell@AmericanMidstream.com
Investor Relations Manager

Forward Looking Statements

This press release includes forward-looking statements. These statements relate to, among other things, expected closing of acquisitions, growth projects, cash flows and capital expenditures. We have used the words "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "plan," "predict," "project," "should," "will," "potential," “line-of-sight,” and similar terms and phrases to identify forward-looking statements in this press release. Although we believe the assumptions upon which these forward-looking statements are based are reasonable, any of these assumptions could prove to be inaccurate and the forward-looking statements based on these assumptions could be incorrect. Our operations and future growth involve risks and uncertainties, many of which are outside our control, and any one of which, or a combination of which, could materially affect our results of operations and whether the forward-looking statements ultimately prove to be correct. Actual results and trends in the future may differ materially from those suggested or implied by the forward-looking statements depending on a variety of factors that are described in greater detail in our filings with the Securities and Exchange Commission. The proposed transactions described herein are subject to conditions beyond our control. In addition, if we consummate the transactions, we face risks associated with the integration of the business, decreased liquidity, increased interest expense, assumption of potential liabilities, diversion of management’s attention, and other risks associated with acquisitions and growth. Please see our Risk Factor disclosures included in our Annual Report on Form 10-K for the year ended December 31, 2014, filed on March 10, 2015, and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2015, filed on August 10, 2015. All future written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the previous statements. The forward-looking statements herein speak as of the date of this press release. We undertake no obligation to update any information contained herein or to publicly release the results of any revisions to any forward-looking statements that may be made to reflect events or circumstances that occur, or that we become aware of, after the date of this press release.

Non-GAAP Financial Measures

This press release includes forecasted non-GAAP financial measures for the Delta House acquisition, including “Adjusted EBITDA.” The GAAP measure most directly comparable to Adjusted EBITDA is Net income (loss). The Partnership’s interest in Net income (loss) attributable to the acquisition is forecasted to be approximately $29 million for the next twelve months and approximately $33 million for 2016.

Adjusted EBITDA is calculated as net income, plus interest expense, income tax expense, depreciation expense, certain non-cash charges such as non-cash equity compensation, unrealized losses on commodity derivative contracts, cash distributions in excess of earnings from unconsolidated affiliates and selected charges that are unusual or nonrecurring, less interest income, income tax benefit, unrealized gains on commodity derivative contracts, amortization of commodity put purchase costs, and selected gains that are unusual or nonrecurring.